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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-83852) of Oil States International, Inc. and in the related Prospectus, (Form S-8 No. 333-57960 and Form S-8 No. 333-97041) pertaining to the 2001 Equity Participation Plan of Oil States International, Inc. and (Form S-8 No. 333-63050), pertaining to the Deferred Compensation Plan of
Oil States International, Inc. of our report dated February 2, 2004, with respect to the consolidated financial statements of Oil States International, Inc. included in the Annual Report (Form 10-K) for the year ended
December 31, 2003.

Houston, Texas
March 4, 2003